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                                                                    EXHIBIT 15.1

July 22, 1999

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 13, 1999 on our review of interim financial information of AlliedSignal Inc. for the period ended March 31, 1999 and included in AlliedSignal's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-4 dated July 22, 1999.

Yours very truly,

/s/ PricewaterhouseCoopers LLP